                                                                    EXHIBIT 10.4

                                 (COMERICA LOGO)

================================================================================

                       AMENDED AND RESTATED LOAN AGREEMENT

                                     BETWEEN

                        FAMILY HOME HEALTH SERVICES INC.

                                       AND

                                  COMERICA BANK

                               DATED APRIL 5, 2006

================================================================================


                                TABLE OF CONTENTS

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SECTION 1. DEFINITIONS...................................................     1
   1.1  Defined Terms....................................................     1
   1.2  Accounting Terms and Computations................................    10
   1.3  Singular and Plural..............................................    10
   1.4  Exhibits and Schedules; Section References.......................    10
   1.5  Agreements; Statutes.............................................    10
SECTION 2. LOANS, INTEREST, AND FEES.....................................    11
   2.1  Line of Credit...................................................    11
   2.2  Line of Credit Note..............................................    11
   2.3  Mandatory Payments...............................................    11
   2.4  Line of Credit Borrowing Procedures..............................    11
   2.5  Term Loan........................................................    12
   2.6  Term Note........................................................    12
   2.7  Interest.........................................................    12
   2.8  Prepayment.......................................................    12
   2.9  Maximum Rate.....................................................    12
   2.10 Late Payment Charges.............................................    12
   2.11 Fixed Interest Rate(s)...........................................    12
   2.12 Dominion of Funds................................................    12
   2.13 Basis of Payments................................................    13
   2.14 Receipt of Payments..............................................    13
   2.15 Fees.............................................................    13
   2.16 Basis of Computation.............................................    14
SECTION 3. SECURITY......................................................    14
   3.1  Collateral.......................................................    14
   3.2  Guaranty.........................................................    14
   3.3  Subordinated Debt................................................    14
SECTION 4. CONDITIONS PRECEDENT TO OBLIGATIONS OF BANK...................    14
   4.1  Conditions to First Disbursement.................................    14
   4.2  Conditions to All Disbursements..................................    16
SECTION 5. WARRANTIES AND REPRESENTATIONS................................    17
   5.1  Corporate Existence and Power....................................    17
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                                       -i-

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                                TABLE OF CONTENTS
                                   (CONTINUED)

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   5.2  Authorization and Approvals......................................    17
   5.3  Valid and Binding Agreement......................................    18
   5.4  Shares and Shareholders..........................................    18
   5.5  Subsidiaries.....................................................    18
   5.6  Actions, Suits or Proceedings....................................    18
   5.7  No Liens, Pledges, Mortgages or Security Interests...............    18
   5.8  Accounting Principles............................................    18
   5.9  Financial Condition..............................................    19
   5.10 Assets...........................................................    19
   5.11 Conditions Precedent.............................................    19
   5.12 Taxes............................................................    19
   5.13 Compliance with Laws.............................................    19
   5.14 Debt.............................................................    19
   5.15 Material Agreements..............................................    19
   5.16 Margin Stock.....................................................    19
   5.17 Pension Funding..................................................    20
   5.18 Misrepresentation................................................    20
   5.19 No Conflicting Agreements........................................    20
   5.20 Hazardous Materials; Environmental Complaints....................    20
   5.21 Acquisition......................................................    20
   5.22 Acquisition Consideration........................................    21
   5.23 Acquisition Financial Information................................    21
   5.24 Survival of Representations and Warranties.......................    21
SECTION 6. AFFIRMATIVE COVENANTS.........................................    21
   6.1  Financial and Other Information..................................    21
   6.2  Maintain Tangible Effective Net Worth............................    23
   6.3  Maintain Fixed Charge Coverage Ratio.............................    23
   6.4  Capital Expenditure Limit........................................    23
   6.5  Use of Loan Proceeds.............................................    23
   6.6  Insurance........................................................    23
   6.7  Taxes............................................................    24
   6.8  Books, Records, Inspections, Audits, etc.........................    24
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                                      -ii-

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                                TABLE OF CONTENTS
                                   (CONTINUED)

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   6.9  Maintain Corporation and Business................................    24
   6.10 Future Subsidiaries; Additional Collateral.......................    24
   6.11 ERISA............................................................    25
   6.12 Environmental Compliance.........................................    25
   6.13 Registration of Intellectual Property Rights.....................    26
   6.14 Depositary Accounts..............................................    26
   6.15 Material Agreements..............................................    26
SECTION 7. NEGATIVE COVENANTS............................................    26
   7.1  Dividends........................................................    26
   7.2  Stock Issuance...................................................    26
   7.3  Stock Acquisition................................................    26
   7.4  Liens and Encumbrances...........................................    26
   7.5  Debt.............................................................    26
   7.6  Prepayment of Debts..............................................    26
   7.7  Extension of Credit..............................................    26
   7.8  Guarantee Obligations............................................    27
   7.9  Subordinate Obligations..........................................    27
   7.10 Property Transfer, Merger or Lease-Back..........................    27
   7.11 Acquire Securities...............................................    27
   7.12 Pension Plan.....................................................    27
   7.13 Government Regulation............................................    27
   7.14 Transactions with Affiliates.....................................    27
   7.15 Misrepresentation................................................    27
   7.16 Margin Stock.....................................................    27
SECTION 8. EVENTS OF DEFAULT - ENFORCEMENT - APPLICATION OF PROCEEDS.....    28
   8.1  Events of Default................................................    28
   8.2  Acceleration of Obligations; Remedies............................    29
   8.3  Application of Proceeds..........................................    30
   8.4  Cumulative Remedies..............................................    30
   8.5  Payable Upon Demand..............................................    30
   8.6  No Obligation to Pursue Others...................................    30
   8.7  Demand; Protest..................................................    31
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                                      -iii-

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                                TABLE OF CONTENTS
                                   (CONTINUED)

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   8.8  Environmental Compliance.........................................    31
SECTION 9. MISCELLANEOUS.................................................    31
   9.1  Independent Rights...............................................    31
   9.2  Covenant Independence............................................    31
   9.3  Waivers and Amendments...........................................    31
   9.4  Governing Law....................................................    31
   9.5  Consent to Jurisdiction..........................................    31
   9.6  Survival of Warranties, Etc......................................    32
   9.7  Costs and Expenses...............................................    32
   9.8  Participations...................................................    32
   9.9  Covenant Parity..................................................    32
   9.10 Payments on Saturdays, Etc.......................................    32
   9.11 Binding Effect...................................................    33
   9.12 Maintenance of Records...........................................    33
   9.13 Notices..........................................................    33
   9.14 USA Patriot Act Notification.....................................    33
   9.15 Confidentiality..................................................    33
   9.16 Counterparts.....................................................    34
   9.17 Headings.........................................................    34
   9.18 WAIVER OF JURY TRIAL.............................................    34

                       AMENDED AND RESTATED LOAN AGREEMENT

          This Amended and Restated Loan Agreement dated as of April 5, 2006, ("Effective Date") is made by and between FAMILY HOME HEALTH SERVICES INC., a Nevada corporation ("Borrower"), and COMERICA BANK, a Michigan banking corporation ("Bank").

          Borrower and Bank entered into a Loan Agreement dated November 10, 2005, ("2005 Agreement") with respect to certain loans Bank provides to Borrower. Borrower desires to borrow up to $3,750,000 from Bank in order to finance a portion of the consideration to be paid by its subsidiary, New PTRS, LLC, a Florida limited liability company ("NPTRS"), in connection with the acquisition by NPTRS of certain assets of Coastal Healthcare Solutions, L.L.C., a Florida limited liability company ("CHCS"), Professional Therapy & Rehabilitation Services, LLC, a Florida limited liability company ("PTRS"), and Professional Therapy & Rehab Services, Inc., a Florida corporation ("PTRS Inc."), as more particularly described in the Purchase and Sale Agreement (the "Acquisition Agreement") dated April 5, 2006 among Marc Domb ("Domb"), David Kyle ("Kyle"), CHCS, PTRS, PTRS Inc., Nursing Solutions International, Inc., a Florida corporation ("NSI"; and together, with Domb, Kyle, CHCS, PTRS and PTRS Inc., sometimes referred to herein as "Acquisition Seller"), NPTRS and Borrower. Bank is willing to supply such credit and financing subject to the terms and conditions set forth in this Agreement, and the parties desire to have this Agreement replace the 2005 Agreement.

          Accordingly, for valuable consideration, Borrower and Bank agree as follows:

SECTION 1. DEFINITIONS

     1.1 Defined Terms. As used in this Agreement, in addition to terms defined elsewhere, the following terms shall have the following respective meanings:

          "Account Debtor" means the person who is obligated on or under an Account.

          "Accounts," "Chattel Paper," "Deposit Accounts," "Documents," "Equipment," "Fixtures," "General Intangibles," "Goods," "Instruments," "Inventory," "Investment Property" and "Supporting Obligations" shall have the meanings assigned to them in the UCC on the Effective Date.

          "Accounts Receivable" means and includes all Accounts, Chattel Paper and General Intangibles (including, but not limited to Tax Refunds, trade names, trade styles and goodwill, trade marks, copyrights and patents, and applications therefor, trade and proprietary secrets, formulae, designs, blueprints and plans, customer lists, literary rights, licenses and permits, receivables, insurance proceeds, beneficial interests in trusts and minute books and other books and records) now owned or hereafter acquired by Borrower or Corporate Guarantor.

          "Acquisition" means the purchase by NPTRS of certain assets of CHCS, PTRS and PTRS Inc. pursuant to the Acquisition Agreement.

          "Acquisition Agreement" means the Purchase and Sale Agreement described in the Preamble governing the Acquisition.

          "Acquisition Closing Documents" means the agreements, documents and instruments made and delivered among Acquisition Sellers and Borrower, including the Acquisition Agreement, to evidence the consummation of the Acquisition and all related transactions and agreements.

          "Advance" means a disbursement of the Line of Credit provided under
Section 2.1.

          "Affiliate" means, when used with respect to any person, any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

          "Agreement" means this Amended and Restated Loan Agreement.

          "Aircraft" means, collectively, the 2003 Lancair N181MT owned by Kevin Ruark and the 2005 Lancair N181MT owned by Kevin Ruark.

          "Aircraft Security Agreement" means an Aircraft Security Agreement in form and content satisfactory to Bank pursuant to which Kevin Ruark grants to Bank a first priority security interest in the Aircraft, together with all replacements thereof, substitutions therefor, accessions thereto and all proceeds and products of all the foregoing.

          "Applicable Margin" means (a) in the case of Advances under the Line of Credit, one-half of one percent (0.50%) and (b) in the case of the Term Loan, one and one-half percent (1.50%).

          "Bankruptcy Code" means Title 11 of the United States Code, as amended, or any successor act or code.

          "Borrowing Base" means, as of any applicable date of determination, seventy percent (70%) of the aggregate outstanding principal balance of Borrower's Eligible Accounts.

          "Borrowing Base Certificate" means a certificate in form and content satisfactory to Bank, completed in all appropriate respects and executed by the chief executive or chief financial officer of Borrower, or by the general partners of Borrower if Borrower is a partnership, and setting forth Borrower's computation of the Borrowing Base as of the date of such certificate.

          "Business Day" means any day other than a Saturday, Sunday or holiday on which Bank is open for all or substantially all of its domestic and international commercial banking business (including dealings in foreign exchange) in Detroit, Michigan.

          "Capital Expenditure" means any expenditure by a Person for (a) an asset which will be used in a year or years subsequent to the year in which the expenditure is made and which asset is properly classified in relevant financial statements of such Person as equipment, real property, a fixed asset or a similar type of capitalized asset in accordance with GAAP or (b) an asset relating to or acquired in connection with an acquired business, and any and all acquisition costs related to (a) or (b) above.

          "Capitalized Leases" means any lease or other contract or arrangement providing for use of real or personal property in respect of which such person is obligated as a lessee, user or obligor which is required to be capitalized in accordance with GAAP.

          "Cash Flow" of any person means, for any applicable period of determination, the Net Income (after deduction for income taxes and other taxes of such person determined by reference to income or profits of such person) for such period, plus, to the extent deducted in computation of such Net Income, the amount of depreciation and amortization expense and the amount of interest expense during such period, all as determined in accordance with GAAP.


                                      -2-    Amended and Restated Loan Agreement

          "Collateral" means:

          (a) all of the Borrower's and Corporate Guarantor's Accounts (including health-care-insurance receivables), Chattel Paper (including tangible and electronic chattel paper), Deposit Accounts, Documents (including negotiable documents), Equipment (including all accessions and additions thereto), General Intangibles (including payment intangibles and software), Goods (including fixtures), Instruments (including promissory notes), Inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), Investment Property (including securities and securities entitlements), letter of credit rights, money, and all of the Borrower's and Corporate Guarantors' books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

          (b) all property of Borrower or Corporate Guarantor now or hereafter in the possession of Bank or any Affiliate of Bank (or as to which Bank or any Affiliate of Bank now or hereafter controls possession by documents or otherwise);

          (c) all amounts in all deposit or other accounts (including without limit an account evidenced by a certificate of deposit) of Borrower or Corporate Guarantor now or hereafter with Bank or any Affiliate of Bank, and

          (d) all additional property (real or personal) of Borrower or Corporate Guarantor which is now or hereafter subject to a security interest, mortgage, lien, claim or other encumbrance granted by Borrower to, or in favor of, Bank and as the context may require, the Real Property, and

          (e)  the Aircraft.

          "Consolidated" or "consolidated" means, when used with reference to any financial term in this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with GAAP. Unless otherwise specified herein, references to "consolidated" financial statements or data of Borrower include consolidation with its Subsidiaries in accordance with GAAP.

          "Continuing Collateral Mortgage" means those continuing collateral mortgages in form and content satisfactory to Bank pursuant to which Kevin Ruark grants Bank mortgages on the Real Property.

          "Corporate Guarantor" means, jointly and severally, New PTRS, LLC, a Florida limited liability company, Family Home Health Services, LLC, a Delaware limited liability company, FHHS, LLC, a Michigan limited liability company, and Illinois Family Home Health Services, LLC, an Illinois limited liability corporation.

          "Covenant Compliance Certificate" means a certificate in the form of attached Exhibit A.

          "Debt" means, as of any applicable date of determination, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP.

          "Default" means a condition or event which, with the giving of notice or the passage of time, or both, would become an Event of Default.


                                      -3-    Amended and Restated Loan Agreement

          "Default Rate" means, with respect to amounts due under any Loan, the sum of 3.00% and the interest rate then applicable to such Loan and, with respect to any other amount due from Borrower to Bank, the sum of 4.50% and the Prime Rate.

          "Disbursement Date" means each date upon which Bank makes an Advance to Borrower under Section 2.1 of this Agreement.

          "Eligible Account" shall mean an Account arising in the ordinary course of Borrower's or Corporate Guarantor's business which meets each of the following requirements:

          (a) it is not owing more than ninety (90) days after the date of the original invoice or other writing evidencing such Account;

          (b) it is not owing by an Account Debtor who has failed to pay twenty five percent (25%) or more of the aggregate amount of its Accounts owing to Borrower or Corporate Guarantor within ninety
               (90) days after the date of the respective invoices or other writings evidencing such Accounts;

          (c) it arises from the sale or lease of goods and such goods have been shipped or delivered to the Account Debtor under such Account; or it arises from services rendered and such services have been performed;

          (d) it is evidenced by an invoice, dated not later than the date of shipment or performance, rendered to such Account Debtor or some other evidence of billing acceptable to Bank;

          (e) it is not evidenced by any note, trade acceptance, draft or other negotiable instrument or by any chattel paper, unless such note or other document or instrument previously has been endorsed and delivered by Borrower or Corporate Guarantor to Bank;

          (f) it is a valid, legally enforceable obligation of the Account Debtor thereunder, and is not subject to any offset, counterclaim or other defense on the part of such Account Debtor or to any claim on the part of such Account Debtor denying liability thereunder in whole or in part;

          (g) it is subject to a first priority, properly perfected security interest in favor of Bank, and it is not subject to any sale of accounts, any rights of offset, assignment, lien or security interest whatsoever other than to Bank;

          (h)  it is not owing by a Subsidiary or Affiliate of Borrower;

          (i) it is not owing by an Account Debtor which (i) does not maintain its chief executive office in the United States of America or Canada, (ii) is not organized under the laws of the United States of America or Canada, or any state or province thereof, as applicable, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality or other instrumentality thereof;

          (j) it is not an Account owing by the United States of America or any state or political subdivision thereof, or by any department, agency, public body corporate or other instrumentality of any of the foregoing, unless all necessary steps are taken to comply with the Federal Assignment of Claims Act of 1940, as amended, or with any comparable


                                      -4-    Amended and Restated Loan Agreement
               state law, if applicable, and all other necessary steps are taken to perfect Bank's security interest in such Account;

          (k) it is not owing by an Account Debtor for which Borrower or Corporate Guarantor has received a notice of (i) the death of the Account Debtor or any partner of the Account Debtor, (ii) the dissolution, liquidation, termination of existence, insolvency or business failure of the Account Debtor, (iii) the appointment of a receiver for any part of the property of the Account Debtor, or
               (iv) an assignment for the benefit of creditors, the filing of a petition in bankruptcy, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Account Debtor;

          (l) it is not an Account billed in advance, payable on delivery, for consigned goods, for guaranteed sales, for unbilled sales, for progress billings, payable at a future date in accordance with its terms, subject to a retainage or holdback by the Account Debtor or insured by a surety company; and

          (m) it is not owing by any Account Debtor whose obligations Bank, acting in its sole discretion, shall have notified Borrower are not deemed to constitute Eligible Accounts.

          An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account.

          "Environmental Complaint" means any notice of any violations of Environmental Laws.

          "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.) and the Michigan Natural Resources and Environmental Protection Act as amended (M.C.L. Sections 324.101, et seq.) and in the regulations adopted and publications promulgated pursuant to any of the foregoing, and all other federal, state or local laws, ordinances, statutes, rules, regulations or judgments for the protection of the environment or governing the use, storage, treatment, handling, manufacture, transportation, or disposal of Hazardous Materials.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code.

          "Event of Default" means any of those conditions or events listed in
Section 8.1 of this Agreement.

          "Financial Statements" means all balance sheets, earnings statements and other financial data (whether of Borrower, any of its Subsidiaries, Guarantor or otherwise) which have been furnished to Bank for the purposes of, or in connection with, this Agreement and the transactions contemplated hereby.

          "Financing Statements" means UCC financing statements describing Bank as secured party and Borrower as debtor covering the Collateral and otherwise in such form, for filing in such jurisdictions and with such filing offices, as Bank shall reasonably deem necessary or advisable.

          "Fixed Charge Coverage Ratio" means, for any applicable period of determination, the ratio of a Person's Cash Flow to its Fixed Charges.


                                      -5-    Amended and Restated Loan Agreement

          "Fixed Charges" means, for any applicable period of determination, the sum, without duplication, of a Person's taxes, rent/operating lease expense, dividends and distributions, interest expense, and principal paid or payable on Funded Debt.

          "Fixed Rate" shall mean a fixed rate of interest determined by Bank in its sole discretion which is offered to and accepted by Borrower for a Loan in accordance with the terms of Section 2.11, to be applicable to such Loan to the Maturity Date then in effect for such Loan.

          "Funded Debt" means, without duplication, (a) all indebtedness for borrowed money (including for Borrower, indebtedness under this Agreement), (b) all obligations, contingent and absolute, to reimburse drawing under letters of credit issued by financial institutions, (c) all Capitalized Leases, (d) all obligations for the deferred purchase price of any property, (e) the Seller Subordinated Debt and (f) all obligations with the economic effect of a guaranty of obligations of the type described in this definition, regardless of characterization.

          "GAAP" means, as of any applicable date of determination, generally accepted accounting principles consistently applied.

          "Governmental Authority" means any foreign, federal, state, county or municipal government, or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court, administrative tribunal, or public utility.

          "Guarantor" means, jointly and severally, Corporate Guarantors and Individual Guarantors.

          "Guaranty" means a guaranty (or separate guaranties) in form and content satisfactory to Bank pursuant to which Guarantor jointly and severally unconditionally guarantees repayment to Bank of all the Obligations.

          "Guaranty Document" means a Guaranty and any security agreement, mortgage or other document securing a Guaranty.

          "Hazardous Materials" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in any of the Environmental Laws.

          "Individual Guarantor" means, jointly and severally, Kevin Ruark and James Pilkington.

          "Legal Rate" means the maximum interest rate permitted to be paid by Borrower or received by Bank with respect to the Obligations represented by the Notes under applicable law.

          "Lessor Acknowledgement" means a written acknowledgment of Bank's security interest in relevant Collateral and other rights of Bank made in favor of Bank by the lessor or landlord of a Location, in form and content satisfactory to Bank.

          "Line of Credit Amount" means, as of any applicable date of determination, One Million Three Hundred Thousand Dollars ($1,300,000).

          "Line of Credit Note" means the Master Revolving Note made by Borrower to the order of Bank in the original principal amount of One Million Three Hundred Thousand Dollars ($1,300,000) dated November 10, 2005 and payable upon demand of Bank.


                                      -6-    Amended and Restated Loan Agreement

          "Loan" means the Advances under the Line of Credit and the Term Loan, or any of them.

          "Loan Party" means Borrower and Guarantor.

          "Locations" means the properties or premises at which Borrower (or any Subsidiary) maintains a place of business or holds any of its assets or properties including without limitation the properties or premises listed on
Schedule 5.15 of the Security Agreement.

          "Material Adverse Effect" means a material and adverse change in or effect on the business, operations, properties, prospects, profits or condition (financial or otherwise) of a Person or, in the case of Borrower, (i) a material adverse effect on any substantial portion of any Collateral or on the legality, validity, binding effect or enforceability of any Related Document against Borrower or any Loan Party or (ii) their ability to perform their obligations under this Agreement or any Related Document.

          "Material Agreements" means the agreements, contracts, leases, or commitments of any kind to which a Person is a party (including, without limitation, employment agreements, collective bargaining agreements, powers of attorney, distribution contracts, patent or trademark licenses, contracts for future purchase or delivery of goods or rendering of services, bonus, pension and retirement plans, or accrued vacation pay, insurance and welfare agreements) that if breached would have a Material Adverse Effect on the Person's business, assets, financial condition or prospects.

          "Maturity Date" means April 5, 2008, or any earlier date that the Term Note shall become due and payable by acceleration, demand or otherwise.

          "Net Income" means the net income (or loss) of a Person for any period determined in accordance with GAAP but excluding in any event:

          (i) any gains or losses on the sale or other disposition, not in the ordinary course of business, of investments or fixed or capital assets, and any taxes on the excluded gains and any tax deductions or credits on account on any excluded losses; and

          (ii) in the case of Borrower, net earnings of any Person in which Borrower has an ownership interest, unless such net earnings shall have actually been received by Borrower in the form of cash distributions.

          "Note" means the Line of Credit Note and the Term Note or any of them and "Notes" means all of them.

          "Obligations" means all loans, advances, indebtedness, obligations and liabilities of Borrower to Bank under this Agreement, together with all other indebtedness, obligations and liabilities whatsoever of Borrower to Bank, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

          "Overnight Rate" means the rate of interest equal to the average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York, or, if the rates are not so published for any day, the average of the quotations for overnight rates received by Bank from three (3) Federal funds brokers of recognized standing selected by Bank, as the same may be changed from time to time.

          "PBGC" means the Pension Benefit Guaranty Corporation or any person succeeding to the present powers and functions of the Pension Benefit Guaranty Corporation.


                                      -7-    Amended and Restated Loan Agreement

          "Permitted Debt" means:

          (a)  the Obligations;

          (b)  the Seller Subordinated Debt;

          (c) trade indebtedness incurred and paid in the ordinary course of business;

          (d) contingent indebtedness to the extent permitted by Section 7.8 of this Agreement; and

          (e)  indebtedness secured by Permitted Liens.

          "Permitted Investments" means the common stock of the Subsidiaries owned by Borrower on the Effective Date, certificates of deposit with maturities of one year or less of United States commercial banks with capital, surplus and undivided profits in excess of $100,000,000.00, and direct obligations of the United States Government.

          "Permitted Liens" means:

          (a)  Liens and encumbrances in favor of Bank;

          (b) Liens for taxes, assessments or other governmental charges incurred in the ordinary course of business and for which no interest, late charge or penalty is attaching or which is being contested in good faith by appropriate proceedings and, if requested by Bank, bonded in an amount and manner satisfactory to Bank;

          (c) Liens, not delinquent, created by statute in connection with worker's compensation, unemployment insurance, social security and similar statutory obligations;

          (d) Liens of mechanics, materialmen, carriers, warehousemen or other like statutory or common law liens securing obligations incurred in good faith in the ordinary course of business that are not yet due and payable; and

          (e) Encumbrances consisting of existing or future zoning restrictions, existing recorded rights-of-way, existing recorded easements, existing recorded private restrictions or existing or future public restrictions on the use of real property, none of which materially impairs the use of such property in the operation of the business for which it is used and none of which is violated in any material respect by any existing or proposed structure or land use.

          "Person" or "person" means any individual, corporation, partnership, joint venture, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity.

          "Prepayment Amount" means, with respect to any prepayment of the Term Loan, the sum of: (i) $500.00 plus (ii) the present value, discounted at the Reinvestment Rates, of the positive amount by which (A) the interest Bank would have earned had the prepaid principal amount been paid according to the Term Note's amortization schedule at the Term Note's interest rate exceeds (B) the interest Bank would earn by reinvesting the prepaid principal amount at the Reinvestment Rates.

          "Prepayment Date" means the date on which any prepayment of the Term Loan is made.


                                      -8-    Amended and Restated Loan Agreement

          "Prime Rate" means the per annum interest rate established by Bank as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

          "Prime-based Rate" means a per annum interest rate which is equal to the greater of the following plus/minus the Applicable Margin, giving effect to any change in the Prime-based Rate as a result of any change in the Prime Rate or Overnight Rate on the date of any such change in the Prime Rate or Overnight Rate, as applicable:

          (i)  the Prime Rate; or

          (ii) One percent (1%) plus the Overnight Rate.

          "Real Property" means that real property of Kevin Ruark located at 7654 Bay Lake, Naples, Florida and 13131 Castle Harbor Drive, Naples, Florida.

          "Reinvestment Rates" mean the per annum rates of interest equal to one-half percent (0.50%) above the rates of interest reasonably determined by Bank to be in effect not more than seven days prior to a Prepayment Date in the secondary market for United States Treasury Obligations in amount(s) and with maturity(ies) which correspond (as closely as possible) to the principal installment amount(s) and the payment date(s) against which a Prepaid Principal Amount will be applied.

          "Related Documents" means the Continuing Collateral Mortgage, the Security Agreement, the Guaranty, the Seller Subordination Agreement, the Aircraft Security Agreement, the Warrant, all Financing Statements and each other document, instrument, and agreement evidencing, securing or relating to the Obligations.

          "Security Agreement" means Security Agreement in form and content satisfactory to Bank pursuant to which Borrower and Corporate Guarantor grant to Bank a first priority security interest in all Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments and Inventory of Borrower and Corporate Guarantor, wherever located and whether now owned or hereafter acquired, together with all replacements thereof, substitutions therefor, accessions thereto and all proceeds and products of all the foregoing.

          "Seller Subordinated Debt" means all present and future obligations and liabilities of Borrower and/or NPTRS to Acquisition Sellers pursuant to the Acquisition Agreement which has been subordinated to the Obligations pursuant to a subordination agreement in form and content satisfactory to Bank.

          "Seller Subordination Agreement" means a subordination agreement in form and content satisfactory to Bank making the Seller Subordinated Debt subordinate to the Obligations.

          "Subordinated Debt" means indebtedness of Borrower to third parties which has been subordinated to the Obligations pursuant to a subordination agreement in form and content satisfactory to Bank.

          "Subsidiary" means any corporation (whether now existing or hereafter organized or acquired) in which more than fifty percent (50%) of the outstanding securities having ordinary voting power for the election of directors, as of any applicable date of determination, shall be owned directly, or indirectly through one or more Subsidiaries, by Borrower.


                                      -9-    Amended and Restated Loan Agreement

          "Tangible Effective Net Worth" means, as of any applicable date of determination, Tangible Net Worth plus Subordinated Debt.

          "Tangible Net Worth" means, as of any applicable date of determination, the excess of (i) the net book value of all assets of a person (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill, and similar intangible assets) after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), over (ii) all Debt of such person.

          "Tax Refunds" means refunds or claims for refunds of any taxes at any time paid by Borrower to the United States of America or any state, city, county or other governmental entity.

          "Telephone Notice Authorization" means a letter in the form and content of Exhibit B to this Agreement authorizing telephone notice of borrowing and establishing a codeword system of identification in connection therewith.

          "Term Loan" means the term loan described under Section 2.5.

          "Term Loan Installment Amount" means (a) One Hundred Twenty Five Thousand Dollars ($125,000) from the Effective Date until April 5, 2007 and (b) One Hundred Eighty Seven Thousand Dollars ($187,000) from April 5, 2007 until the Maturity Date.

          "Termination Date" means the date on which Bank, in its sole and unrestricted discretion, shall demand payment in full of the Line of Credit.

          "Term Note" means a promissory note conforming to Section 2.6 and in the form and content of attached Exhibit C.

          "UCC" means Public Act 174 of 1962 of the State of Michigan, as amended.

          "Warrant" means a warrant in form and substance satisfactory to Bank issued by Borrower to Bank for the purchase of Borrower's common stock.

     1.2 Accounting Terms and Computations. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP. All financial ratios shall be calculated to one place more than the number of places expressed herein for such ratio and rounded up or down to the nearest number (rounded up if there is no nearest number) for the number of places expressed herein for such ratio.

     1.3 Singular and Plural. Where the context herein requires, the singular number shall be deemed to include the plural, the masculine gender shall include the feminine and neuter genders, and vice versa.

     1.4 Exhibits and Schedules; Section References. All Exhibits and Schedules to this Agreement are, by this reference, incorporated herein. All references to Sections are to the Sections of this Agreement unless expressly stated otherwise.

     1.5 Agreements; Statutes. Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and any of the Related Documents) and other contractual instruments shall be deemed to include all their respective amendments and modifications, but only to the extent such amendments and modifications are not prohibited by the terms of this Agreement and any of the Related Documents, and (ii) references to any statute or regulation are to be construed as including all


                                      -10-   Amended and Restated Loan Agreement
statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

SECTION 2. LOANS, INTEREST, AND FEES.

     2.1 Line of Credit. Subject to the terms and conditions of this Agreement, Bank may, acting in its sole and unrestricted discretion, make Advances to Borrower on a revolving basis in such amount as Borrower shall request and Bank shall deem satisfactory at any time from the Effective Date until the Termination Date, up to an aggregate principal amount outstanding at any time not to exceed the lesser of the Line of Credit Amount or the Borrowing Base, provided that each Disbursement Date under this Agreement must be a Business Day. This Agreement shall not be construed to be Bank's commitment to make any Advance at any time or in any amount.

     2.2 Line of Credit Note. The Advances shall be evidenced by the Line of Credit Note. The date and amount of each Advance made by Bank and of each repayment of principal thereon received by Bank shall be recorded by Bank in its records. The aggregate unpaid principal amount so recorded by Bank shall constitute the best evidence of the principal amount owing and unpaid on the Line of Credit Note, provided, however, that the failure by Bank so to record any such amount or any error in so recording any such amount shall not limit or otherwise affect the obligations of Borrower under this Agreement or the Line of Credit Note to repay the principal amount of all Advances together with all interest accrued or accruing thereon.

     2.3 Mandatory Payments. Borrower shall pay to Bank the amount, if any, by which the aggregate unpaid principal amount of all Advances from time to time exceeds the lesser of the Line of Credit Amount or the Borrowing Base, together with all interest accrued and unpaid on the amount of such excess. Such payment shall be immediately due and owing without notice or demand upon the occurrence of any such excess.

     2.4 Line of Credit Borrowing Procedures.

          2.4.1 Notice. Borrower shall by telephone give Bank notice of Borrower's desire for an Advance no later than 1:00 p.m. Detroit, Michigan time in order to have the date of notice be the Disbursement Date, otherwise the following Business Day shall be the Disbursement Date. Such notice shall specify the principal amount of the proposed Advance. Prior to such telephone notice, Borrower shall have executed and delivered to Bank a Telephone Notice Authorization. Borrower shall not be permitted to request an Advance if:

               (a) Any of the conditions precedent set forth in Section 4 of this Agreement shall not have been satisfied or waived by Bank in accordance with Section 9.3 of this Agreement, or

               (b) Such proposed Advance would cause the aggregate unpaid principal amount of all Advances to exceed the lesser of the Line of Credit Amount or the Borrowing Base on the Disbursement Date

          2.4.2 Disbursement. If Bank elects, in its sole and unrestricted discretion, to make an Advance on the Disbursement Date established by notice to Bank from Borrower conforming to the requirements of Section 2.4.1, Bank will promptly make the Advance available to Borrower by crediting Borrower's general deposit account number 1851866325 in the amount requested, or in such other manner as Borrower shall request in writing.


                                      -11-   Amended and Restated Loan Agreement

     2.5 Term Loan. Subject to the terms and conditions of this Agreement, Bank agrees to make a term loan to Borrower on the Effective Date in a principal amount up to but not exceeding Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000). All proceeds of the Term Loan shall be used to finance, in part, the Acquisition.

     2.6 Term Note. The Term Loan shall be evidenced by the Term Note, executed by Borrower, dated the Effective Date, and in the principal amount of the Term Loan. The principal of the Term Note shall be payable (unless sooner accelerated pursuant to the terms of this Agreement) in equal monthly installments on the first day of each consecutive calendar month, beginning with the first day of the first month following the Effective Date, in the Term Loan Installment Amount. All outstanding principal and accrued but unpaid interest shall be due and payable under the Term Note on the Maturity Date.

     2.7 Interest. The outstanding principal balance of the Notes shall bear interest at a rate equal to the Prime-based Rate until maturity, whether by acceleration or otherwise, and thereafter at a rate equal to the Default Rate, but in no event to exceed the Legal Rate. Interest shall be payable to the extent then accrued on the first day of each consecutive calendar month, beginning with the first day of the first month following the Effective Date, until maturity (whether by acceleration or otherwise) and from and after such maturity, on demand. The rate of interest applicable to the Notes shall change as and when Bank's Prime Rate changes.

     2.8 Prepayment. The Loans may be prepaid in whole or in part without penalty or premium at any time. Any partial prepayment under the Term Note shall be applied to the installments due under the Term Note, if any, in the inverse order of their maturities.

     2.9 Maximum Rate. At no time shall the interest rate payable on the Loans be deemed to exceed the Legal Rate. In the event any interest is charged or received by Bank in excess of the Legal Rate, Borrower acknowledges that any such excess interest shall be the result of an accidental and bona fide error, and such excess shall first be applied to reduce the principal then unpaid hereunder (in inverse order of their maturities if principal amounts are due in installments); second, applied to reduce any obligation for other Obligations of Borrower to Bank; and third, any remaining excess returned to Borrower.

     2.10 Late Payment Charges. If any payment due under the Loans or the Notes is not received by Bank within ten (10) calendar days after its due date, Bank may charge a late payment charge equal to five percent (5.00%) of the delinquent payment. Borrower agrees that the late payment charge is a reasonable estimate of the administrative costs which Bank will incur in processing the delinquency. Bank's acceptance of a late payment and/or of the late payment charge will not waive any Default or Event of Default or affect the acceleration of the Obligations or the exercise of any right or remedy of Bank under this Agreement.

     2.11 Fixed Interest Rate(s). If, at Borrower's request and at Bank's sole discretion, Bank offers and Borrower accepts a fixed rate of interest to be applicable to any Loan, in addition to any other requirements or conditions established by Bank, any prepayment of such Loan (whether due to acceleration or otherwise) shall be accompanied by the Prepayment Amount.

     2.12 Dominion of Funds. Borrower agrees to, and to cause Corporate Guarantor to, collect and enforce payment of all Accounts Receivable until Bank directs Borrower to the contrary and, from and after such direction, but only after the occurrence of, and during the continuance of, an Event of Default, Borrower agrees to fully and promptly cooperate with and assist Bank (or any other person as Bank may designate) in the collection and enforcement of all Accounts Receivable. Immediately upon notice to such effect by Bank to Borrower and at all times thereafter, but only after the occurrence of, and during the continuance of, an Event of Default, Borrower shall (i) indorse, or cause to be indorsed, to Bank and


                                      -12-   Amended and Restated Loan Agreement
forthwith deliver to Bank all payments received by Borrower or Corporate Guarantor on Accounts Receivable or from the sale of any Inventory or arising from any other rights or interests of Borrower or Corporate Guarantor therein, in the form received by Borrower or Corporate Guarantor without commingling with any funds belonging to Borrower or Corporate Guarantor, and (ii) forthwith deliver to Bank all property in Borrower's or Corporate Guarantor's possession or hereafter coming into Borrower's or Corporate Guarantor's possession through any enforcement of any such rights or interests. All payments so received by Bank shall be applied in payment of the Obligations, first to interest, then to principal (in inverse order of their maturities if principal amounts are due in installments), then to other Obligations and the surplus, if any, shall be paid over to Borrower.

     2.13 Basis of Payments. All sums payable by Borrower to Bank under this Agreement or the other documents contemplated hereby shall be paid directly to Bank at its principal office in Detroit, Michigan in immediately available United States funds, without set off, deduction or counterclaim. In its sole discretion, Bank may charge any and all deposit or other accounts (including without limit an account evidenced by a certificate of deposit) of Borrower with Bank for all or a part of any Obligations then due; provided, however, that this authorization shall not affect Borrower's obligation to pay, when due, any Obligations whether or not account balances are sufficient to pay amounts due.

     2.14 Receipt of Payments. Any payment of the Obligations made by mail will be deemed tendered and received only upon actual receipt by Bank at the address designated for such payment, whether or not Bank has authorized payment by mail or any other manner, and shall not be deemed to have been made in a timely manner unless received on the date due for such payment, time being of the essence. Borrower expressly assume all risks of loss or liability resulting from non-delivery or delay of delivery of any item of payment transmitted by mail or in any other manner. Acceptance by Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default, and at any time thereafter and until the entire amount then due has been paid, Bank shall be entitled to exercise any and all rights conferred upon it herein upon the occurrence of an Event of Default. Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Bank from or on behalf of Borrower. Borrower agrees that Bank shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times hereafter against the Obligations in such manner as Bank may deem advisable, notwithstanding any entry by Bank upon any of its books and records. Borrower expressly agrees that to the extent that Bank receives any payment or benefit and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or benefit, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made and, further, any such repayment by Bank, to the extent that Bank did not directly receive a corresponding cash payment, shall be added to and be additional Obligations payable upon demand by Bank.

     2.15 Fees.

          2.15.1 Term Loan Fee. The following fee and Warrants shall be deemed fully earned by Bank as of the Effective Date, shall be payable by Borrower whether or not any other Obligations exist and shall not be refundable, in whole or in part, under any circumstances:

               (a) On the Effective Date, Borrower shall deliver to Bank a Warrant for the purchase of 250,000 shares of Borrower's common stock at a price of $1.20 per share, exercisable for five (5) years following the Effective Date.


                                      -13-   Amended and Restated Loan Agreement

               (b) On July 5, 2006, Borrower shall either (i) pay to Bank the entire outstanding balance of the Term Loan plus all accrued interest or (ii) pay to Bank a commitment fee of Twenty Eight Thousand One Hundred Twenty Five Dollars ($28,125) for the Term Loan and deliver to Bank a Warrant for the purchase of 50,000 shares of Borrower's common stock at a price of $1.20 per share, exercisable for five (5) years following the Effective Date.

          2.15.2 Preparation Fees. Upon demand of Bank from time to time, Borrower shall pay to Bank the amount of the expenses (including without limit attorneys' fees, whether of inside or outside counsel, and disbursements) incurred by Bank from time to time in connection with the preparation of this Agreement and related instruments and/or the making (or preparation for the making) of the Loans or any Advances hereunder.

     2.16 Basis of Computation. The amount of all interest and fees hereunder shall be computed for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days.

SECTION 3. SECURITY

     3.1 Collateral. To secure full and timely performance of Borrower's covenants set out in this Agreement and to secure the repayment of the Notes and all other Obligations, Borrower agrees to grant and assign, or cause to be granted and assigned, a lien upon, and security interest in, the Collateral pursuant to the Security Agreement, the Financing Statements and such other agreements as Bank shall from time to time require and Borrower shall have caused to be executed and delivered to the Bank the Aircraft Security Agreement and the Continuing Collateral Mortgage. Borrower authorizes Bank to file any initial Financing Statements and all amendments describing any of the Collateral.

     3.2 Guaranty. Borrower agrees to cause Guarantors to execute and deliver to Bank the Guaranty with respect to all of the Obligations.

     3.3 Subordinated Debt. Borrower agrees to cause Acquisition Seller to subordinate the Seller Subordinated Debt to the prior payment of the Obligations.

SECTION 4. CONDITIONS PRECEDENT TO OBLIGATIONS OF BANK

     4.1 Conditions to First Disbursement. The obligations of Bank under this Agreement are subject to the occurrence, prior to or simultaneously with the first Disbursement Date, of each of the following conditions:

          4.1.1 Documents Executed and Filed. Borrower shall have executed (or caused to be executed) and delivered to Bank and, as appropriate, there shall have been filed or recorded with such filing or recording offices as Bank shall deem appropriate, the following:

               (a) The Line of Credit Note;

               (b) The Term Note;

               (c) The Security Agreement;

               (d) The Financing Statements;

               (e) The Continuing Collateral Mortgage;


                                      -14-   Amended and Restated Loan Agreement

               (f) The Guaranty;

               (g) The Aircraft Security Agreement;

               (h) The Seller Subordination Agreement; and

               (i) The Telephone Notice Authorization.

          4.1.2 Certified Resolutions. Borrower and Corporate Guarantor shall have furnished to Bank a copy of resolutions of the Board of Directors or Members of such Borrower or Corporate Guarantor authorizing the execution, delivery and performance of this Agreement or the Related Documents to which it is a party, the borrowing hereunder, the Notes and any other documents contemplated by this Agreement, which shall have been certified by the Secretary, Assistant Secretary or Manager of such Borrower or Corporate Guarantor as of the Disbursement Date first occurring as being complete, accurate and in effect.

          4.1.3 Certified Organization Documents. Borrower and Corporate Guarantor shall have furnished to Bank a copy of its Articles of Incorporation or Articles of Organization including all amendments thereto and restatements thereof, and all other charter documents of Borrower and such Corporate Guarantor, all of which shall have been certified by the applicable agency of the state in which such Borrower or Corporate Guarantor is incorporated or organized as of a date within thirty days of the Disbursement Date first occurring.

          4.1.4 Certified Bylaws/Operating Agreement. Borrower and Corporate Guarantor shall have furnished to Bank a copy of the Bylaws or Operating Agreement of such Borrower or Corporate Guarantor, including all amendments thereto and restatements thereof, which shall have been certified by the Secretary, Assistant Secretary or Manager of such Borrower or Corporate Guarantor as of the Disbursement Date first occurring as being complete, accurate and in effect.

          4.1.5 Certificate of Good Standing/Existence. Borrower and Corporate Guarantor shall have furnished to Bank a certificate of good standing/continued existence with respect to such Borrower or Corporate Guarantor, which shall have been certified by the applicable agency of the state in which such Borrower or Corporate Guarantor is incorporated or organized and in which it conducts business as of a date within thirty days of the Disbursement Date first occurring.

          4.1.6 Certificate of Incumbency. Borrower and Corporate Guarantor shall have furnished to Bank a certificate of the Secretary, Assistant Secretary or Manager of such Borrower or Corporate Guarantor, certified as of the Disbursement Date first occurring, as of the incumbency and signatures of the officers or members of such Borrower or Corporate Guarantor signing this Agreement, the Notes, the Guaranty and any documents contemplated or delivered under this Agreement.

          4.1.7 Opinion of Borrower's and Corporate Guarantor's Counsel. Borrower shall have furnished to Bank the favorable written opinion of legal counsel to Borrower and Corporate Guarantor, dated as of the Disbursement Date first occurring, addressing the matters set forth in Sections 5.1, 5.2, 5.3, 5.4, 5.6, 5.13, 5.15, 5.16, 5.17, 5.19 and
          5.21 of this Agreement.

          4.1.8 UCC Lien Search. Bank shall have received UCC record and copy searches, evidencing the appropriate filing and recording of the Financing Statements and disclosing no notice of any liens or encumbrances filed against any of the Collateral other than the Financing Statements or the Permitted Liens.


                                      -15-   Amended and Restated Loan Agreement

          4.1.9 Casualty Insurance. Borrower and Corporate Guarantor shall have furnished to Bank, in form, content and amounts and with companies satisfactory to Bank, casualty insurance policies with mortgagee and lender loss payable clauses in favor of Bank, relating to the assets and properties (including, but not limited to, the Collateral) of such Borrower or Corporate Guarantor and evidence of general liability insurance as required by this Agreement or any Related Document (or evidence of insurance on an ACORD 27 (in the case of property insurance) or ACORD 25 (in the case of liability insurance) form of certificate, each in effect for a period of not less than one year following the Effective Date).

          4.1.10 Title Insurance. Borrower shall have furnished to Bank, in form, content and amount satisfactory to Bank, a policy insuring Bank's Continuing Collateral Mortgage as a second lien under a standard ALTA title insurance policy, subject only to the Permitted Liens, with such endorsements as Bank may require.

          4.1.11 Appraisals. Borrower shall have furnished to Bank appraisals of the Real Property and the Aircraft completed not earlier than one hundred eighty (180) days prior to the Effective Date by appraisers satisfactory to Bank, evidencing minimum appraised values satisfactory to Bank.

          4.1.12 Environmental Audit. Borrower shall have furnished to Bank an environmental audit report, covering the premises being mortgaged under the Continuing Collateral Mortgage and any other property owned by Borrower, in form, content and by an environmental consultant acceptable to Bank. Borrower agrees that Bank may disclose the contents of the environmental audit report to such governmental agencies and entities as Bank deems necessary under applicable law, and Borrower shall deliver to Bank the written consent to such disclosure from the environmental consultant and the seller of any property the purchase of which by Borrower is being financed in whole or part under this Agreement.

          4.1.13 Consummation of Acquisition. Borrower shall have consummated the Acquisition and delivered to Bank copies of the Acquisition Closing Documents.

          4.1.14 Approval of Bank Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been satisfactory to and approved by legal counsel for Bank, and said counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested.

     4.2 Conditions to All Disbursements. The obligations of Bank to make any Advance on any Disbursement Date, including, but not limited to, the Disbursement Date first occurring, are subject to the occurrence, prior to or on the Disbursement Date related to such Advance, of each of the following conditions:

          4.2.1 Certificate. Bank shall have received a certificate, executed by the chief executive or chief financial officer of Borrower (or, if Borrower is a partnership, executed by the general partners of Borrower), certified as of such Disbursement Date, and confirming that, as of such Disbursement Date:

               (a) No Default or Event of Default has occurred and is continuing; and

               (b) The warranties and representations set forth in Section 5 of this Agreement are true and correct on and as of such Disbursement Date.


                                      -16-   Amended and Restated Loan Agreement

          4.2.2 Borrowing Base Certificate. Bank shall have received from Borrower a Borrowing Base Certificate, executed by the chief executive or chief financial officer of Borrower certified as of such Disbursement Date and confirming that, as of such Disbursement Date, the aggregate unpaid principal amount of all Advances (including the Advance to be made on such Disbursement Date) does not exceed the lesser of the Line of Credit Amount or the Borrowing Base as in effect on such Disbursement Date.

          4.2.3 Bank Satisfaction. Bank shall not know or have any reason to believe that, as of such Disbursement Date:

               (a) Any Default or Event of Default has occurred and is continuing:

               (b) Any warranty or representation set forth in Section 5 of this Agreement shall not be true and correct; or

               (c) Any provision of law, any order of any court or other agency of government or any regulation, rule or interpretation thereof shall have had any material adverse effect on the validity or enforceability of this Agreement, the Revolving Credit Note, the Term Note, the Security Agreement, the Financing Statements, the Continuing Collateral Mortgage, the Guaranty, the Aircraft Security Agreement, the Seller Subordination Agreement or the other documents contemplated hereby.

          4.2.4 Approval of Bank Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been satisfactory to and approved by legal counsel for Bank, and said counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested.

SECTION 5. WARRANTIES AND REPRESENTATIONS

          On a continuing basis from the Effective Date until the later of the Termination Date, the Maturity Date or when the Obligations are paid in full and Borrower has performed all of its other obligations hereunder, Borrower represents and warrants to Bank that:

     5.1 Corporate Existence and Power. (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, NPTRS, Family Home Health Services, LLC, FHHS, LLC and Illinois Family Home Health Services, LLC are limited liability companies, duly organized, validly existing and in good standing under the laws of the States of Florida, Delaware and Illinois, respectively, (b) Borrower, its Subsidiaries and Corporate Guarantor each has the power and authority to own its properties and assets and to carry out its business as now being conducted and is qualified to do business and in good standing in every jurisdiction wherein such qualification is necessary and (c) Borrower and Corporate Guarantor each has the power and authority to execute, deliver and perform this Agreement, to borrow money in accordance with its terms, to execute, deliver and perform the Notes and the Related Documents to which Borrower or Corporate Guarantor is a party and any other documents made by Borrower or Corporate Guarantor as contemplated hereby, to grant to Bank liens and security interests in the Collateral as hereby contemplated and to do any and all other things required of it hereunder.

     5.2 Authorization and Approvals. The execution, delivery and performance of this Agreement, the borrowings hereunder and the execution, delivery and performance of the Notes, the Related Documents to which Borrower or Corporate Guarantor is a party and any other documents made by


                                      -17-   Amended and Restated Loan Agreement

Borrower or Corporate Guarantor as contemplated hereby (a) have been duly authorized by all requisite corporate or company action, as applicable, of Borrower or Corporate Guarantor, (b) except for UCC filings and the recording of any mortgages, do not require registration with or consent or approval of, or other action by, any federal, state or other Governmental Authority or regulatory body, or, if such registration, consent or approval is required, the same has been obtained and disclosed in writing to Bank, (c) will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or Bylaws or the Articles of Organization and operating agreement, as applicable, of Borrower or Corporate Guarantor, any provision of any indenture, note, agreement or other instrument to which Borrower or Corporate Guarantor is a party, or by which it or any of its properties or assets are bound, (d) will not be in conflict with, result in a breach of or constitute (with or without notice or passage of time) a default under any such indenture, note, agreement or other instrument, and (e) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower other than in favor of Bank and as contemplated hereby.

     5.3 Valid and Binding Agreement. This Agreement is, and the Notes, the Related Documents to which Borrower is a party and any other documents made by Borrower as contemplated hereby will be, when delivered, valid and binding obligations of Borrower, and the Guaranty, the Continuing Collateral Mortgage and the Seller Subordination Agreement will be valid and binding obligations of Guarantor and the subordinating party in accordance with their terms.

     5.4 Shares and Shareholders. [BORROWER'S ENTIRE ISSUED AND OUTSTANDING CAPITAL STOCK CONSISTS OF _____ SHARES OF COMMON STOCK, $____ PAR VALUE, OWNED BOTH BENEFICIALLY AND OF RECORD BY THE PERSONS AND IN THE AMOUNTS SET FORTH IN ATTACHED SCHEDULE 5.4.] (1) There are no outstanding options, warrants or rights to purchase, nor any agreement for the subscription, purchase or acquisition of, any shares of the capital stock of Borrower or of any of the Subsidiaries, except for Warrants issued in favor of Bank.

     5.5 Subsidiaries. All of Borrower's Subsidiaries are identified on attached
Schedule 5.5.

     5.6 Actions, Suits or Proceedings. There are no actions, suits or proceedings, at law or in equity, and no proceedings before any arbitrator or by or before any governmental commission, board, bureau, or other administrative agency, pending, or, to the best knowledge of Borrower, threatened against or affecting Borrower, any of its Subsidiaries or Guarantor or any properties or rights of Borrower, any of its Subsidiaries or Guarantor, which, if adversely determined, could materially impair the right of Borrower, any of its Subsidiaries or Guarantor to carry on business substantially as now conducted or could have a Material Adverse Effect upon Borrower, any of its Subsidiaries or Guarantor.

     5.7 No Liens, Pledges, Mortgages or Security Interests. Except for Permitted Liens, none of Borrower's, its Subsidiaries' or Guarantor's assets and properties, including without limit the Collateral, are subject to any mortgage, pledge, lien, security interest or other encumbrance of any kind or character.

     5.8 Accounting Principles. All consolidated and consolidating balance sheets, earnings statements and other financial data furnished to Bank for the purposes of, or in connection with, this Agreement and the transactions contemplated by this Agreement, have been prepared in accordance with GAAP, and do or will fairly present the financial condition of Borrower, its Subsidiaries and Guarantor, as of the dates, and the results of their operations for the periods, for which the same are furnished to Bank. Without limiting the generality of the foregoing, the Financial Statements have been prepared in accordance with GAAP (except as disclosed therein) and fairly present the financial condition of Borrower, its Subsidiaries and, if relevant, Guarantor as of the dates, and the results of its operations for the fiscal periods, for which the same are furnished to Bank. Borrower has no material contingent

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(1)  INFORMATION TO BE PROVIDED BY BORROWER OR ITS COUNSEL PRIOR TO CLOSING.


                                      -18-   Amended and Restated Loan Agreement
obligations, liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, the Financial Statements.

     5.9 Financial Condition. Borrower and Guarantor each is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and has assets the fair market value of which exceeds its liabilities, and neither Borrower nor Guarantor will be rendered insolvent, undercapitalized or unable to pay maturing debts by the execution or performance of this Agreement, the Guaranty or the other documents contemplated hereby. There has been no material adverse change in the business, properties or condition (financial or otherwise) of Borrower, any of its Subsidiaries or Guarantor since the date of the latest of the Financial Statements.

     5.10 Assets. Borrower owns or has the right to use all assets and properties, real and personal, tangible and intangible, including without limitation all trademarks, service marks, trade names, copyrights, patents, franchises and licenses that are necessary or material to the conduct of its business as now operated, and no such ownership or right conflicts with the interest of any other Person. Borrower and its Subsidiaries, if any, are insured by financially sound and reputable insurance companies.

     5.11 Conditions Precedent. As of each Disbursement Date, all appropriate conditions precedent referred to in Section 4 hereof shall have been satisfied or waived in writing by Bank.

     5.12 Taxes. Borrower, its Subsidiaries and Guarantor each has filed by the due date therefor all federal, state and local tax returns and other reports it is required by law to file, has paid or caused to be paid all taxes, assessments and other governmental charges that are shown to be due and payable under such returns, and has made adequate provision for the payment of such taxes, assessments or other governmental charges which have accrued but are not yet payable. Borrower has no knowledge of any deficiency or assessment in connection with any taxes, assessments or other governmental charges not adequately disclosed in the Financial Statements.

     5.13 Compliance with Laws. Borrower, its Subsidiaries and Guarantor each has complied with all applicable laws, to the extent that failure to comply would materially interfere with the conduct of the business of Borrower, any of its Subsidiaries or Guarantor.

     5.14 Debt. Except for Permitted Debt, neither Borrower, any of its Subsidiaries, if any, nor Guarantor has any indebtedness for money borrowed, any direct or indirect obligations under any leases (whether or not required to be capitalized under GAAP) or any agreements of guarantee or surety except for the endorsement of negotiable instruments by Borrower, its Subsidiaries or Guarantor in the ordinary course of business for deposit or collection.

     5.15 Material Agreements. Except as disclosed on attached Schedule 5.15, neither Borrower, any of its Subsidiaries nor Guarantor has any Material Agreements; to the best knowledge of Borrower, all parties to such Material Agreements have complied with the provisions of such Material Agreements; and to the best knowledge of Borrower, no party to such Material Agreements is in default thereunder, nor has there occurred any event which with notice or the passage of time, or both, would constitute such a default.

     5.16 Margin Stock. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any loan hereunder will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any


                                      -19-   Amended and Restated Loan Agreement
margin stock or for any other purpose which might violate the provisions of Regulation T, U or X of the said Board of Governors. Borrower does not own any margin stock.

     5.17 Pension Funding. Neither Borrower, any of its Subsidiaries nor Guarantor has incurred any accumulated funding deficiency within the meaning of ERISA or incurred any liability to the PBGC in connection with any employee benefit plan established or maintained by Borrower, any of its Subsidiaries or Guarantor and no reportable event or prohibited transaction, as defined in ERISA, has occurred with respect to such plans.

     5.18 Misrepresentation. No warranty or representation by Borrower contained herein or in any certificate or other document furnished by Borrower pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such warranty or representation not misleading in light of the circumstances under which it was made. There is no fact which Borrower has not disclosed to Bank in writing which materially and adversely affects nor, so far as Borrower can now foresee, is likely to prove to affect materially and adversely the business, operations, properties, prospects, profits or condition (financial or otherwise) of Borrower, any of its Subsidiaries or Guarantor or ability of Borrower to perform this Agreement or the ability of Guarantor to perform the Guaranty.

     5.19 No Conflicting Agreements. Neither Borrower, any of its Subsidiaries nor Guarantor is in default under any shareholder agreement, preferred stock agreement or any other agreement to which it is a party or by which it or any of its property is bound, the effect of which might have a material adverse effect on the business or operations of Borrower, any of its Subsidiaries or Guarantor. No provision of the Certificate of Incorporation, By-Laws or preferred stock, if any, of Borrower, and no provision of any existing mortgage, indenture, note, contract, agreement, statute (including, without limitation, any applicable usury or similar law), rule, regulation, judgment, decree or order binding on Borrower or affecting the property of Borrower conflicts with, or requires any consent under, or would in any way prevent the execution, delivery or carrying out of the terms of, this Agreement and the documents contemplated hereby, and the taking of any such action will not constitute a default under, or result in the creation or imposition of, or obligation to create any lien upon the property of Borrower pursuant to the terms of any such mortgage, indenture, note, contract or agreement.

     5.20 Hazardous Materials; Environmental Complaints. Borrower has not used Hazardous Materials on or affecting any of the Locations in any manner which violates any Environmental Laws, and that, to the best of Borrower's knowledge, no prior owner of any of the Locations or any current or prior occupant has used Hazardous Materials on or affecting that property in any manner which violates Environmental Laws. Borrower has never received any Environmental Complaint (and, within five days of receipt of any Environmental Complaint Borrower shall give Bank a copy thereof), and to the best of Borrower's knowledge, there have been no actions commenced or threatened by any party for noncompliance with any Environmental Laws in connection with or affecting any of the Locations.

     5.21 Acquisition. Borrower has delivered to Bank a complete and correct copy of the Acquisition Documents, which have not been amended or modified and remain in full force and effect. No waiver of compliance with or consent to or departure from the Acquisition Documents' terms and conditions has been sought or granted by any constituent party. Borrower, NPTRS and Acquisition Sellers are in compliance with and have performed all of their obligations under the Acquisition Documents. To the best knowledge of Borrower, each other party to the Acquisition Documents is in compliance with and has performed all of its obligations under the Acquisition Documents, the representations and warranties made in the Acquisition Documents by each other party remain true and correct, and no event has occurred and no condition exists, and no action or proceeding has been commenced or, to Borrower's knowledge, has been threatened, that will or can be reasonably anticipated to prevent, excuse, suspend or terminate the obligations of any other party under the Acquisition Documents. As of the Effective Date,


                                      -20-   Amended and Restated Loan Agreement
for each party to the Acquisition Documents, all conditions to its obligations to consummate the Acquisition have been satisfied in all respects. Upon consummation of the Acquisition, Borrower will continue to be in compliance with this Agreement in all respects.

     5.22 Acquisition Consideration. The consideration due at consummation of the Acquisition does not exceed $4,224,578 as adjusted pursuant to the Acquisition Documents' terms.

     5.23 Acquisition Financial Information. [SCHEDULE 5.23 SETS FORTH LISTINGS WHICH ARE CURRENT AS OF THE DATE OF THIS AGREEMENT AND ACCURATE AND COMPLETE IN ALL MATERIAL RESPECTS, OF (A) THE ACCOUNTS RECEIVABLE, EQUIPMENT, VEHICLES, PERMITS, LICENSES AND OTHER RIGHTS WHICH BORROWER WILL ACQUIRE UPON CONSUMMATION OF THE ACQUISITION AND (B) THE ACCOUNTS PAYABLE AND OTHER LIABILITIES ASSUMED BY BORROWER IN CONSUMMATING THE ACQUISITION. ] (2)

     5.24 Survival of Representations and Warranties. All the representations and warranties contained in Sections 5.1 through 5.23, inclusive, shall survive the execution and delivery of this Agreement and shall continue in full force and effect until all amounts owing hereunder have been repaid and the credit facilities made available hereunder have been terminated.

SECTION 6. AFFIRMATIVE COVENANTS

          On a continuing basis from the Effective Date until the later of the Termination Date, the Maturity Date or when the Obligations are paid in full and Borrower has performed all of its other obligations hereunder, Borrower covenants and agrees that it will, and that it will cause each of its Subsidiaries to:

     6.1 Financial and Other Information.

          6.1.1 Annual Financial Reports. Furnish to Bank, in form and reporting basis satisfactory to Bank, not later than one hundred twenty (120) days after the close of each fiscal year of Borrower, beginning with the fiscal year ending December 31, 2005, financial statements of Borrower on a consolidated and consolidating basis containing the balance sheet of Borrower as of the close of each such fiscal year, statements of income and retained earnings and a statement of cash flows for each such fiscal year, and such other comments and financial details as are usually included in similar reports. Such reports shall be prepared in accordance with GAAP and shall be accompanied by unqualified opinions as to the fairness of the statements therein contained from independent certified public accountants of recognized standing selected by Borrower and acceptable to Bank.

          6.1.2 Quarterly Financial Statements. Furnish to Bank not later than forty-five (45) days after the close of each quarter of each fiscal year of Borrower, beginning with the fiscal quarter ending December 31, 2005, financial statements on a consolidated and consolidating basis containing the balance sheet of Borrower as of the end of each such period, statements of income and retained earnings of Borrower and a statement of cash flows of Borrower for the portion of the fiscal year up to the end of such period, and such other comments and financial details as are usually included in similar reports. These statements shall be prepared in accordance with GAAP and shall be in such detail as Bank may reasonably require, and the accuracy of the statements shall be certified by the chief executive or financial officer of Borrower.

          6.1.3 No Default Certificate. Together with each delivery of the financial statements required by Sections 6.1.1 and 6.1.2 of this Agreement, furnish to Bank a certificate of its chief executive

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                                      -21-   Amended and Restated Loan Agreement
          or financial officer stating that (a) no Event of Default or Default has occurred, or if any such Event of Default or Default exists, stating the nature thereof, the period of existence thereof and what action Borrower proposes to take with respect thereto and (b) the warranties and representations set forth in Section 5 of this Agreement are true and correct on and as of such date.

          6.1.4 Covenant Compliance Certificate. Together with each delivery of the financial statements required by Section 6.1.2, furnish to Bank a certificate of its chief executive officer or financial officer setting forth Borrower's compliance with the financial covenants set forth in Sections 6.2 and 6.3.

          6.1.5 Aging of Accounts/Accounts Payable Certificate. Furnish to Bank monthly by the twentieth (20th) of each month an aging as of the end of the preceding month of Borrower's Accounts and accounts payable in a form satisfactory to Bank.

          6.1.6 Borrowing Base Certificate. Furnish to Bank:

               (a) Within twenty (20) days after the end of each month, a Borrowing Base Certificate as of the end of such month, executed by the chief executive or chief financial officer of Borrower, confirming that the aggregate unpaid principal amount of all Advances does not exceed the lesser of the Line of Credit Amount or the Borrowing Base as then in effect (or, if such is not the case, accompanied by a prepayment of the Line of Credit Note in accordance with Section 2.3 of this Agreement).

               (b) Within one hundred twenty (120) days after the end of each fiscal year of Borrower, a Borrowing Base Certificate as of the end of such fiscal year, prepared by independent certified public accountants of recognized standing, confirming that the aggregate unpaid principal amount of all Advances does not exceed the lesser of the Line of Credit Amount or the Borrowing Base as then in effect (or, if such is not the case, accompanied by a prepayment of the Note in accordance with Section 2.3 of this Agreement).

          6.1.7 Adverse Events. Promptly inform Bank of the occurrence of any Default or Event of Default, or of any other occurrence which has or could reasonably be expected to have a materially adverse effect upon Borrower's or any of its Subsidiaries' business, properties, or financial condition or upon Borrower's ability to comply with its obligations hereunder.

          6.1.8 Shareholder Reports. Promptly furnish to Bank upon becoming available a copy of all financial statements, reports, notices, proxy statements and other communications sent by Borrower or any of its Subsidiaries to their stockholders, and all regular and periodic reports filed by Borrower or any of its Subsidiaries with any securities exchange, the Securities and Exchange Commission, the Nevada Secretary of State, Securities Division or any Governmental Authorities succeeding to any or all of the functions of said Commission or Division.

          6.1.9 Management Letters. Furnish to Bank, promptly upon receipt thereof, copies of all management letters and other reports of substance submitted to Borrower or any of its Subsidiaries by independent certified public accountants in connection with any annual or interim audit of the books of Borrower or any of its Subsidiaries.

          6.1.10 Other Information As Requested. Promptly furnish to Bank such other information regarding the operations, business affairs and financial condition of Borrower and its Subsidiaries as Bank may reasonably request from time to time and permit Bank, its employees, attorneys and


                                      -22-   Amended and Restated Loan Agreement
          agents, to inspect all of the books, records and properties of Borrower and its Subsidiaries at any reasonable time.

     6.2 Maintain Tangible Effective Net Worth. On a consolidated and nonconsolidated basis, maintain a Tangible Effective Net Worth for it of not less than the amounts specified during the periods specified below:

          (a)  ($4,856,000) from the March 31, 2006 until December 30, 2006,

          (b)  ($1,850,000) from December 31, 2006 until December 30, 2007,

          (c)  $2,282,000 from December 31, 2007 and at all times thereafter.

     6.3 Maintain Fixed Charge Coverage Ratio. On a consolidated and nonconsolidated basis, maintain its Fixed Charge Coverage Ratio at not less than
1.25 to 1.00.

     6.4 Capital Expenditure Limit. Limit its Capital Expenditures, including its commitments to make Capital Expenditures, whether by lease, purchase or otherwise, to an aggregate amount that is not greater than $250,000 in any fiscal year.

     6.5 Use of Loan Proceeds. Use the proceeds of the Loans only for the purposes set forth in the recitals to this Agreement.

     6.6 Insurance. Keep its insurable properties (including but not limited to the Collateral) and the insurable properties of its Subsidiaries adequately insured and maintain (a) insurance against fire and other risks customarily insured against under an "all-risk" policy and such additional risks customarily insured against by companies engaged in the same or a similar business to that of Borrower or its Subsidiaries, as the case may be, (b) necessary worker's compensation insurance, (c) public liability and product liability insurance, and (d) such other insurance as may be required by law or as may be reasonably required in writing by Bank, all of which insurance shall be in such amounts, containing such terms, in such form, for such purposes, prepaid for such time period, and written by such companies as may be satisfactory to Bank. All such policies shall contain a provision whereby they may not be cancelled or amended except upon thirty (30) days' prior written notice to Bank. Borrower will promptly deliver to Bank, at Bank's request, evidence satisfactory to Bank that such insurance has been so procured and, with respect to casualty insurance, made payable to Bank. If Borrower fails to maintain satisfactory insurance as herein provided, Bank shall have the option to do so, and Borrower agrees to repay Bank upon demand, with interest at the Default Rate, all amounts so expended by Bank. Borrower hereby appoints Bank or any employee or agent of Bank as Borrower's attorney-in-fact, which appointment is coupled with an interest and irrevocable, and authorizes Bank or any employee or agent of Bank, on behalf of Borrower, to adjust and compromise any loss under said insurance and to endorse any check or draft payable to Borrower in connection with returned or unearned premiums on said insurance or the proceeds of said insurance, and any amount so collected may be applied toward satisfaction of the Obligations, provided, however, that Bank shall not be required hereunder so to act.

     6.7 Taxes. Pay promptly and within the time that they can be paid without late charge, penalty or interest all taxes, assessments and similar imposts and charges of every kind and nature lawfully levied, assessed or imposed upon Borrower or its Subsidiaries, and their property, except to the extent being contested in good faith and, if requested by Bank, bonded in an amount and manner satisfactory to Bank. If Borrower shall fail to pay such taxes and assessments within the time they can be paid without penalty, late charge or interest, Bank shall have the option to do so, and Borrower agrees to repay Bank upon demand, with interest at the Default Rate, all amounts so expended by Bank.


                                      -23-   Amended and Restated Loan Agreement

     6.8 Books, Records, Inspections, Audits, etc. Borrower will (and will cause each Subsidiary to) keep true books of records and accounts of all its business transactions in accordance with GAAP. Borrower will permit, upon reasonable prior notice by Bank to any authorized officer of Borrower, officers and designated representatives of the Bank to visit and inspect properties or assets of Borrower and to examine the books of account of Borrower and to discuss the affairs, finances and accounts of Borrower with their officers and independent accountants, all at such times and intervals as the Bank may reasonably request, including, without limitation (i) such audits of Inventory and/or Accounts, in form and content satisfactory to Bank in its sole discretion, as Bank may require from time to time which such audits shall occur at least once annually, and (ii) such appraisals and/or valuations of Borrower's Equipment, Inventory, other Property and/or Collateral, in form and content satisfactory to Bank in its sole discretion, as Bank may require from time to time, in each case, at Borrower's expense.

     6.9 Maintain Corporation and Business. Do or cause to be done all things necessary to preserve and keep in full force and effect Borrower's and each of its Subsidiaries' corporate or company existence, rights and franchises and comply with all applicable laws; continue to conduct and operate its and each of its Subsidiaries' business substantially as conducted and operated during the present and preceding calendar year; at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its and its Subsidiaries' property and keep the same in good repair, working order and condition; from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements to its and its Subsidiaries' property so that business carried on in connection therewith may be properly and advantageously conducted at all times; and pay and perform all of its material obligations as and when they become due.

     6.10 Future Subsidiaries; Additional Collateral.

          6.10.1 With respect to the tangible and intangible personal property of each Person which becomes a Subsidiary after the Effective Date, within thirty (30) days of the date such Person becomes a Subsidiary, cause such Subsidiary to execute and deliver to the Bank a Security Agreement encumbering all of the tangible and intangible personal property of such Subsidiary to secure the Obligations;

          6.10.2 With respect to the capital stock of each Person which becomes a Subsidiary after the Effective Date, within thirty (30) days of the date such Person becomes a Subsidiary, (a) execute and deliver to Bank a Security Agreement (or rider to Security Agreement) encumbering all of the capital stock of such Subsidiary to secure the Obligations and
          (b) deliver all of the original certificates evidencing such capital stock to Bank together with stock powers executed in blank; and

          6.10.3 With respect to real property owned, leased or otherwise acquired by Borrower or any Subsidiary after the Effective Date, not later than sixty (60) days after such property is acquired, Borrower and/or any Subsidiary shall execute or cause to be executed a first priority mortgage covering such property (and a Lessor Acknowledgement in the case of leased property), together with such real estate documentation as required by Bank.

          6.10.4 In each case, (a) such document of security or mortgage shall be in form reasonably satisfactory to the Bank, together with such supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by the Bank, and (b) Borrower shall take, or cause to be taken, such steps as are necessary or advisable under applicable law to perfect the liens granted under this Section.


                                      -24-   AMENDED AND RESTATED LOAN AGREEMENT

     6.11 ERISA. (a) At all times meet the minimum funding requirements of ERISA with respect to Borrower's and Subsidiaries' employee benefit plans subject to ERISA; (b) promptly after Borrower knows or has reason to know (i) of the occurrence of any event which would constitute a reportable event or prohibited transaction under ERISA, or (ii) that the PBGC or Borrower has instituted or will institute proceedings to terminate an employee pension plan, deliver to Bank a certificate of the chief financial officer of Borrower setting forth details as to such event or proceedings and the action which Borrower proposes to take with respect thereto, together with a copy of any notice of such event which may be required to be filed with the PBGC; and (c) furnish to Bank (or cause the plan administrator to furnish to Bank) a copy of the annual return (including all schedules and attachments) for each plan covered by ERISA, and filed with the Internal Revenue Service by Borrower not later than ten (10) days after such report has been so filed.

     6.12 Environmental Compliance.

          6.12.1 Not use, introduce or maintain or suffer or permit to be used, introduced or maintained Hazardous Materials on the Locations in any manner unless done in strict compliance with all Environmental Laws.

          6.12.2 Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials on or affecting the Locations, whether caused by Borrower or a third party, in accordance with all Environmental Laws to the satisfaction of Bank, and in accordance with the orders and directives of all federal, state, and local governmental authorities.

          6.12.3 Defend, indemnify and hold harmless Bank, its employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature arising out of or related to (1) the presence, disposal, release or threatened release of any Hazardous Materials on, from or affecting the Locations or the soil, water, vegetation, buildings, personal property, persons or animals thereon,
          (2) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (3) any lawsuit brought or threatened, settlement reached or governmental order relating to such Hazardous Materials, (4) the cost of removal of all such Hazardous Materials from all or any portions of the Locations, (5) taking necessary precautions to protect against the release of Hazardous Materials on or affecting the Locations, (6) complying with all Environmental Laws and/or (7) any violation of Environmental Laws or requirements of Bank, which are based upon or in any way related to such Hazardous Materials including, without limitation, attorneys' and consultants' fees (said attorneys and consultants to be selected by Bank), investigation and laboratory fees, environmental studies required by Bank (whether prior to foreclosure or otherwise), court costs and litigation expenses; and upon request of Bank, execute, and cause Guarantor to execute, a separate indemnity covering the same matters.

          6.12.4 In the event any mortgage securing the Obligations is foreclosed or Borrower tenders a deed in lieu of foreclosure, deliver the applicable property to Bank free of any and all Hazardous Materials so that the condition of such property shall not be a violation of any Environmental Laws.

     6.13 Registration of Intellectual Property Rights. Register or cause to be registered on an expedited basis (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as the case may be, those registrable intellectual property rights now owned or hereafter developed or acquired by Borrower, to the extent that Borrower, in its reasonable


                                      -25-   AMENDED AND RESTATED LOAN AGREEMENT
business judgment, deems it appropriate to so protect such intellectual property rights, and promptly give Bank written notice of the filing of any applications or registrations.

     6.14 Depositary Accounts. Maintain all of its depository and operating accounts with Bank and its primary investment accounts with Bank or Bank's Affiliates.

     6.15 Material Agreements. Prior to entering into or becoming bound by any Material Agreement, provide written notice to Bank of the material terms of such Material Agreement with a description of its reasonably anticipated impact on Borrower's business or financial condition.

SECTION 7. NEGATIVE COVENANTS

     On a continuing basis from the Effective Date until the later of the Termination Date, the Maturity Date or when the Obligations are paid in full and Borrower has performed all of its other obligations hereunder, Borrower covenants and agrees that it will not, and will not permit any Subsidiary to:

     7.1 Dividends. Declare or pay or make any dividend or distribution (whether by redemption, retirement, reduction of capital or otherwise) with respect to any of its owner's, shareholder's or members' interests, except for dividends paid by any Subsidiary to Borrower or to an Affiliate Loan Party.

     7.2 Stock Issuance. Issue any additional shares of its capital stock, or any warrant, right or option relating thereto or any security convertible into any of the foregoing.

     7.3 Stock Acquisition. Purchase, redeem, retire or otherwise acquire any of the shares of its capital stock, or make any commitment to do so.

     7.4 Liens and Encumbrances. Create, incur, assume or suffer to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind upon any of its property or assets (including without limit any charge upon property purchased or acquired under a conditional sales or other title retaining agreement or lease required to be capitalized under GAAP) whether now owned or hereafter acquired other than Permitted Liens.

     7.5 Debt. Incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness or liability for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, or any other indebtedness whatsoever, except for Permitted Debt.

     7.6 Prepayment of Debts. Prepay, purchase, redeem or defease any Debt for money borrowed (including without limitation any Subordinated Debt) or any Capitalized Leases, except as specifically allowed by Paragraph 20 of the Seller Subordination Agreement.

     7.7 Extension of Credit. Make loans, advances or extensions of credit to any Person, except for sales on open account and otherwise in the ordinary course of business.

     7.8 Guarantee Obligations. Guarantee or otherwise, directly or indirectly, in any way be or become responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, agreement for the furnishing of funds to any other Person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness of any


                                      -26-   AMENDED AND RESTATED LOAN AGREEMENT
other Person, or otherwise, except for the endorsement of negotiable instruments by Borrower in the ordinary course of business for deposit or collection.

     7.9 Subordinate Obligations. Subordinate any indebtedness due to it from a Person to indebtedness of other creditors of such Person.

     7.10 Property Transfer, Merger or Lease-Back. (a) Sell, lease, transfer or otherwise dispose of properties and assets having an aggregate book value of more than One Hundred Thousand Dollars ($100,000) (whether in one transaction or in a series of transactions) except as to the sale of inventory in the ordinary course of business; (b) change its name, consolidate with or merge into any other corporation, permit another corporation to merge into it, acquire all or substantially all the properties or assets of any other Person, enter into any reorganization or recapitalization or reclassify its capital stock, or (c) enter into any sale-leaseback transaction.

     7.11 Acquire Securities. Purchase or hold beneficially any stock or other securities of, or make any investment or acquire any interest whatsoever in, any other Person, except for Permitted Investments.

     7.12 Pension Plan. (a) Allow any fact, condition or event to occur or exist with respect to any employee pension or profit sharing plans established or maintained by it which might constitute grounds for termination of any such plan or for the court appointment of a trustee to administer any such plan, or (b) permit any such plan to be the subject of termination proceedings (whether voluntary or involuntary) from which termination proceedings there may result a liability of Borrower or any of its Subsidiaries to the PBGC which, in the opinion of Bank, will have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of Borrower or any of its Subsidiaries.

     7.13 Government Regulation. (a) Be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Bank from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (b) fail to provide documentary and other evidence of Borrower's identity as may be requested by Bank at any time to enable Bank to verify Borrower's identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

     7.14 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

     7.15 Misrepresentation. Furnish Bank with any certificate or other document that contains any untrue statement of a material fact or omits to state a material fact necessary to make such certificate or document not misleading in light of the circumstances under which it was furnished.

     7.16 Margin Stock. Apply any of the proceeds of any of the Loans to the purchase or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

SECTION 8. EVENTS OF DEFAULT - ENFORCEMENT - APPLICATION OF PROCEEDS.

     8.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:


                                      -27-   AMENDED AND RESTATED LOAN AGREEMENT

          8.1.1 Failure to Pay Monies. If Borrower shall fail to pay (a) when due at maturity, or upon acceleration, prepayment or demand, the principal amount and accrued interest on the Loans or any other Obligations, (b) when due, any regularly scheduled installment of principal or interest under the Notes, (c) when due, any taxes, insurance or other amount payable by it in compliance with the terms and conditions of this Agreement or in any Related Document, or (d) if any Loan Party shall fail to pay when due, when due, any indebtedness, obligation or liability whatsoever of such Loan Party to Bank.

          8.1.2 Misrepresentation. If any warranty or representation of Borrower in connection with or contained in this Agreement, or if any financial data or other information now or hereafter furnished to Bank by or on behalf of Borrower, shall prove to be false or misleading in any material respect.

          8.1.3 Noncompliance with Bank Agreement. If Borrower, any of its Subsidiaries or Guarantor shall fail to perform in the time and manner required any of its obligations or covenants under, or shall fail to comply with any of the provisions of, this Agreement or any other agreement with Bank to which it may be a party.

          8.1.4 Defaults in Other Obligations. If Borrower, any of its Subsidiaries or Guarantor shall default in the payment when due of any of its indebtedness (other than to Bank) or in the observance or performance of any term, covenant or condition in any agreement or instrument evidencing, securing or relating to such indebtedness, and such default be continued for a period sufficient to permit acceleration of the indebtedness, irrespective of whether any such default shall be forgiven or waived or there has been acceleration by the holder thereof.

          8.1.5 Guaranty. If any Guaranty ceases for any reason to be in full force and effect, or any guarantor fails to perform any obligation under any Guaranty Document, or any event of default occurs under any Guaranty Document or any guarantor revokes or purports to revoke a Guaranty, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any Guaranty Document or in any certificate delivered to Bank in connection with any Guaranty Document, or if any of the circumstances described in Section 8.1.7 occur with respect to any guarantor.

          8.1.6 Judgments. If there shall be rendered against Borrower, any of its Subsidiaries or Guarantor one or more judgments or decrees involving an aggregate liability of $100,000 or more, which has or have become non-appealable and shall remain undischarged, unsatisfied by insurance and unstayed for more than thirty (30) days, whether or not consecutive; or if a writ of attachment or garnishment against the property of Borrower, any of its Subsidiaries or Guarantor shall be issued and levied in an action claiming $100,000 or more and not released or appealed and bonded in an amount and manner satisfactory to Bank within thirty (30) days after such issuance and levy.

          8.1.7 Business Suspension, Bankruptcy, Etc. If Borrower or any Subsidiary shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered); or if a creditors' committee shall have been appointed for the business of Borrower or any Subsidiary; or if Borrower or any Subsidiary shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt and if not an adjudication based on a filing by Borrower or any Subsidiary, it shall not have been dismissed within thirty (30) days, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors or shall fail to pay its debts generally as such debts become due in the ordinary course of business (except as contested in good faith and for which adequate reserves are made in such


                                      -28-   AMENDED AND RESTATED LOAN AGREEMENT
          party's financial statements); or shall file an answer to a creditor's petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets and shall not have been removed within thirty (30) days; or if an order shall be entered approving any petition for reorganization of Borrower or its Subsidiaries and shall not have been reversed or dismissed within thirty (30) days; or Borrower or its Subsidiaries shall take any action (corporate or other) authorizing or in furtherance of any of the actions described above in this subsection

          8.1.8 Change of Management or Ownership. If the individuals who are the Chief Executive Officer or Chief Development Officer of Borrower, at the Effective Date, shall no longer remain in office, whether by reason of death, resignation or otherwise; and any such change of control or office holder may adversely affect, in the sole judgment of Bank, the ability of Borrower to carry on its business as conducted before such change.

          8.1.9 Inadequate Funding or Termination of Employee Benefit Plan(s). If Borrower, any of its Subsidiaries or Guarantor shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan established or maintained by it, or if any such plan shall be the subject of termination proceedings (whether voluntary or involuntary) and there shall result from such termination proceedings a liability of Borrower, any of its Subsidiaries or Guarantor to the PBGC which in the opinion of Bank will have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of Borrower, any of its Subsidiaries or Guarantor, as the case may be.

          8.1.10 Occurrence of Certain Reportable Events. If there shall occur, with respect to any pension plan maintained by Borrower, any of its Subsidiaries or Guarantor any reportable event (within the meaning of Section 4043(b) of ERISA) which Bank shall determine constitutes a ground for the termination of any such plan, and if such event continues for thirty (30) days after Bank gives written notice to Borrower, provided that termination of such plan or appointment of such trustee would, in the opinion of Bank, have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of Borrower, any of its Subsidiaries or Guarantor, as the case may be.

          8.1.11 Material Adverse Change. If there occurs a material adverse change in Borrower's prospects, business or financial condition, or if there is a material impairment in the prospect of repayment of any portion of the Obligations or a material impairment in the perfection, value or priority of Bank's security interests in the Collateral.

     8.2 Acceleration of Obligations; Remedies. Upon the occurrence of an Event of Default under Section 8.1.7, all Obligations shall be due and payable in full immediately without presentation, demand, protest, notice of dishonor or other notice of any kind, all of which are hereby expressly waived and Borrower's ability to request Advances shall be automatically and immediately terminated. Upon the occurrence of any other Event of Default, at the option of Bank all Obligations shall be due and payable in full immediately and Borrower's ability to request Advances shall be automatically and immediately terminated without presentation, demand, protest, notice of dishonor or other notice of any kind, all of which are hereby expressly waived. Unless all of the Obligations is then immediately fully paid, Bank shall have and may exercise any of the following remedies:

          8.2.1 Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, (ii) indebtedness at any time owing to or for the credit or the account of Borrower


                                      -29-   AMENDED AND RESTATED LOAN AGREEMENT
          held by Bank and (iii) any property of Borrower in possession of Bank; and Borrower hereby grants to Bank a lien on and security interest in all such balances, deposits, indebtedness and property as collateral security for the payment and performance of the Obligations.

          8.2.2 Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank; and

          8.2.3 Exercise any one or more of the rights and remedies for which provision is made for a secured party under the UCC or a mortgagee under the Related Documents or under any other document contemplated hereby or for which provision is provided by law or in equity, including, without limitation, the right to take possession and sell, lease or otherwise dispose of any or all of the Collateral. Borrower agrees, upon request of Bank, to assemble the Collateral and make it available to Bank at any place designated by Bank which is reasonably convenient to Bank and Borrower.

     8.3 Application of Proceeds. All of the Obligations shall constitute one loan secured by Bank's security interest in the Collateral and by all other security interests, mortgages, liens, claims, and encumbrances now and from time to time hereafter granted from Borrower to Bank. Upon the occurrence of an Event of Default, Bank may in its sole discretion apply the Collateral to any portion of the Obligations. The proceeds of any sale or other disposition of the Collateral authorized by this Agreement shall be applied by Bank, first upon all expenses authorized by the UCC or otherwise in connection with the sale and all reasonable attorneys' fees and legal expenses incurred by Bank; the balance of the proceeds of such sale or other disposition shall be applied in the payment of the Obligations, first to interest, then to principal, then to other Obligations and the surplus, if any, shall be paid over to Borrower or to such other Person or Persons as may be entitled thereto under applicable law. Borrower shall remain liable for any deficiency, which Borrower shall pay to Bank immediately upon demand.

     8.4 Cumulative Remedies. The remedies provided for herein are cumulative to the remedies for collection of the Obligations as provided by law, in equity or by any mortgage, security agreement or other document contemplated hereby. Nothing herein contained is intended, nor shall it be construed, to preclude Bank from pursuing any other remedy for the recovery of any other sum to which Bank may be or become entitled for the breach of this Agreement by Borrower.

     8.5 Payable Upon Demand. To the extent that any of the Obligations is payable upon demand, nothing contained in this Agreement or any document contemplated hereby shall be construed to prevent Bank from making demand, without notice and with or without reason, for immediate payment of all or any part of such Obligations at any time or times, whether or not a Default or an Event of Default has occurred.

     8.6 No Obligation to Pursue Others. Bank has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Bank may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Bank's rights against Borrower. Borrower waives any right it may have to require Bank to pursue any other Person for any of the Obligations.

     8.7 Demand; Protest. Except as otherwise provided in this Agreement, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment and any other notices relating to the Obligations.

     8.8 Environmental Compliance. Upon ten (10) days' notice to Borrower (except in an emergency), without limiting Bank's other rights under this Agreement or elsewhere, Bank shall have the


                                      -30-   AMENDED AND RESTATED LOAN AGREEMENT
right, but not the obligation, to enter any of the Locations or to take such other actions as it deems appropriate to clean up, remove, resolve or minimize the impact of any Hazardous Material or Environmental Complaint upon Bank's receipt of any notice from any source asserting the existence of any Hazardous Material or an Environmental Complaint pertaining to the premises which, if true, could result in an order, suit or other action against Borrower and/or any part of any of the Locations which, in the sole opinion of Bank, could jeopardize its security under this Agreement or any related document. All reasonable costs and expenses incurred by Bank in the exercise of any such rights shall be secured by the collateral contemplated hereunder and shall be payable by Borrower upon demand.

SECTION 9. MISCELLANEOUS.

     9.1 Independent Rights. No single or partial exercise of any right, power or privilege hereunder, or any delay in the exercise thereof, shall preclude other or further exercise of the rights of the parties to this Agreement.

     9.2 Covenant Independence. Each covenant in this Agreement shall be deemed to be independent of any other covenant, and an exception or illegality in one covenant shall not create an exception or illegality in another covenant.

     9.3 Waivers and Amendments. No forbearance on the part of Bank in enforcing any of its rights under this Agreement, nor any renewal, extension or rearrangement of any payment or covenant to be made or performed by Borrower hereunder, shall constitute a waiver of any of the terms of this Agreement or of any such right. No Default or Event of Default shall be waived by Bank except in a writing signed and delivered by an officer of Bank, and no waiver of any other Default or Event of Default shall operate as a waiver of any Default or Event of Default or of the same Default or Event of Default on a future occasion. No other amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Note or other documents contemplated hereby shall be effective unless the same shall be in writing and signed and delivered by an officer of Bank.

     9.4 Governing Law. This Agreement, and each and every term and provision hereof, shall be governed by and construed in accordance with the internal law of the State of Michigan. If any provisions of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provisions had never been contained herein.

     9.5 Consent to Jurisdiction. Borrower irrevocably submits to the non-exclusive jurisdiction of any United States federal or Michigan state court sitting in Michigan in any action or proceeding arising out of or relating to any Loan, and Borrower irrevocably agrees that all such claims may be heard and determined in any such court and irrevocably waives any present and future objection it may have as to the venue of any action or proceeding brought in that court, or that that court is an inconvenient forum. Nothing in this Section limits the right of Bank to bring any action or proceeding against Borrower in the courts of any other jurisdiction. Any judicial proceeding by Borrower against Bank or any Affiliate of Bank involving, directly or indirectly, any matter in any way arising out of, related to, or connected with any Loan must be brought only in a court in Michigan.

     9.6 Survival of Warranties, Etc. All of Borrower's covenants, agreements, representations and warranties made in connection with this Agreement and any document contemplated hereby shall survive the borrowing and the delivery of the Notes hereunder and shall be deemed to have been relied upon by Bank, notwithstanding any investigation heretofore or hereafter made by Bank. All statements contained in any certificate or other document delivered to Bank at any time by or on behalf of Borrower pursuant


                                      -31-   AMENDED AND RESTATED LOAN AGREEMENT
hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by Borrower in connection with this Agreement.

     9.7 Costs and Expenses. Borrower agrees that it will reimburse Bank, upon demand, for all costs and expenses incurred by Bank in connection with (i) collecting or attempting to collect the Obligations or any part thereof, (ii) maintaining or defending Bank's security interests or liens (or the priority thereof), (iii) the enforcement of Bank's rights or remedies under this Agreement or the other documents contemplated hereby, (iv) the preparation or making of any amendments, modifications, waivers or consents with respect to this Agreement or the other documents contemplated hereby, and/or (v) any other matters or proceedings arising out of or in connection with any lending arrangement between Bank and Borrower, which costs and expenses include without limit payments made by Bank for taxes, insurance, assessments, or other costs or expenses which Borrower is required to pay under this Agreement or the other documents contemplated hereby; expenses related to the examination of the Collateral; audit expenses; court costs and reasonable attorneys' fees (whether in-house or outside counsel is used, whether legal assistants are used, and whether such costs are incurred in formal or informal collection actions, federal bankruptcy proceedings, probate proceedings, on appeal or otherwise); and all other costs and expenses of Bank incurred in connection with any of the foregoing. Borrower further indemnifies Bank, its directors, officers, employees and agents against all losses, claims, damages, penalties, judgments, liabilities and expenses (including without limitation all expenses of litigation or preparation for litigation whether or not Bank is a party) (collectively, "Losses") which any of them pay or incur arising out of or relating to this Agreement, the Notes, and the Related Documents, the transactions described in this Agreement or the direct or indirect application or proposed application of the proceeds of any Loan.

     9.8 Participations. Bank may sell and/or assign participations to one or more banks or other financial institutions in all or a portion of its rights and obligations under this Agreement and the Related Documents; provided that any such sale or participation shall not affect the rights and duties of Bank hereunder to Borrower. Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices and orders issued by a court of law Bank may disclose information obtained by Bank pursuant to this Agreement including, without limitation, all budgets and financial statements, to participants or assignees or potential participants or assignees hereunder without any notice to Borrower; provided that such participants or assignees or potential participants or assignees shall agree not to make use of such information for purposes of transactions unrelated to such contemplated participation.

     9.9 Covenant Parity. In the event that any Person to which Borrower is indebted shall impose any additional or more restrictive financial or operational covenant than is imposed upon Borrower by Bank under this Agreement, Borrower shall promptly (but in no event in fewer than ten (10) Business Days) so notify and furnish a copy thereof to Bank, and this Agreement shall be deemed to be amended automatically to incorporate such additional or more restrictive covenant.

     9.10 Payments on Saturdays, Etc. Whenever any payment to be made hereunder shall be stated to be due on a Saturday, Sunday or any other day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension, if any, shall be included in computing interest in connection with such payment.

     9.11 Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of Bank.


                                      -32-   AMENDED AND RESTATED LOAN AGREEMENT

     9.12 Maintenance of Records. Borrower will keep all of its records concerning its business operations and accounting at its principal place of business. Borrower will give Bank prompt written notice of any change in its principal place of business, or in the location of its records.

     9.13 Notices. All notices and communications provided for herein or in any document contemplated hereby or required by law to be given shall be in writing (unless expressly provided to the contrary) and (a) if personally delivered, effective when delivered at the address set forth below such party's signature to this Agreement or to such other address as a party shall have designated to the other in writing in accordance with this Section; (b) if mailed, effective three days after sending by first class mail, postage prepaid, addressed to such address; or (c) if sent by reputable overnight delivery service, effective one Business Day after delivery to such service, fees prepaid, addressed to such address. The giving of at least five days' notice before Bank shall take any action described in any notice shall conclusively be deemed reasonable for all purposes, except where this Agreement or applicable law expressly provides for a notice period of a different duration; provided further, that this shall not be deemed to require Bank to give five day's notice or any notice if not specifically required in this Agreement.

     9.14 USA Patriot Act Notification. The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C.
Section 5318:

     IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Borrower: When Borrower opens an account, if Borrower is an individual, Bank will ask for Borrower's name, taxpayer identification number, residential address, date of birth, and other information that will allow Bank to identify Borrower, and, if Borrower is not an individual, Bank will ask for Borrower's name, taxpayer identification number, business address, and other information that will allow Bank to identify Borrower. Bank may also ask, if Borrower is an individual, to see Borrower's driver's license or other identifying documents, and, if Borrower is not an individual, to see Borrower's legal organizational documents or other identifying documents.

     9.15 Confidentiality. In handling any confidential information, Bank and all employees and agents of Bank shall exercise the same degree of care that Bank exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or Affiliates of Bank in connection with their present or prospective business relations with Borrower,
(ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.


                                      -33-   AMENDED AND RESTATED LOAN AGREEMENT

     9.16 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures were upon the same instrument.

     9.17 Headings. Article and section headings in this Agreement are included for the convenience of reference only and shall not constitute a part of this Agreement for any purpose.

     9.18 WAIVER OF JURY TRIAL. BORROWER AND BANK HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY AND ALL ACTIONS OR PROCEEDINGS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) AT ANY TIME IN WHICH BORROWER AND BANK ARE PARTIES ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE OTHER DOCUMENTS CONTEMPLATED HEREBY.

     This Amended and Restated Loan Agreement has been executed and delivered by Borrower and Bank as of the Effective Date.

FAMILY HOME HEALTH SERVICES INC.        COMERICA BANK


By: /s/ Kevin Ruark                     By: /s/ Timothy J. Campbell
    ---------------------------------       ------------------------------------
    Kevin Ruark                             Timothy J. Campbell
Its: CEO                                Its: Vice President

Address for notices:                    Address for notices:
801 W. Ann Arbor Trail, Suite 200       5th Floor, MC 3251
Plymouth, Michigan 48170-1694           500 Woodward Avenue
                                        Detroit Michigan 48226

Fax No.: (734) 414-9991                 Fax No. : (313) 222-9345


                                      -34-   AMENDED AND RESTATED LOAN AGREEMENT

                                    EXHIBIT A

                  COVENANT COMPLIANCE CERTIFICATE [SHORT FORM]

Borrower: __________________________   Compliance Date: _________________, 20___

This Covenant Compliance Certificate is given in compliance with the Amended and Restated Loan Agreement dated as of April 5, 2006, made between Borrower and Comerica Bank ("Agreement"). Capitalized terms used but not defined herein have the meanings given them under the Agreement. Borrower represents and warrants that the information provided herein is true, complete and correct.

Borrower certifies to Comerica Bank as follows as of the Compliance Date:

A. Tangible Effective Net Worth. On the Compliance Date, Borrower's Tangible Net Worth plus its Subordinated Debt (computed on line _____ below) was $________________ (and is required under the Agreement to be not less than $______________ at the Compliance Date).

B. Fixed Charge Coverage Ratio. On the Compliance Date, the Fixed Charge Coverage Ratio was ___:1.00 (and is required under the Agreement to be not less than ___:1.00 at the Compliance Date).

C. Default. No Default or Event of Default under any of the Related Documents existed on the Compliance Date or exists as of the date of this Certificate. [If a Default or Event of Default has occurred, attach a detailed explanation and Borrower's plan and schedule for correction or remedy.]

D. Financial Statements. This Certificate accompanies Borrower's financial statements dated as of the Compliance Date, which have been prepared in compliance with the requirements of the Agreement. The undersigned certifies that (1) the financial statements are accurate and complete, (2) the undersigned has personally reviewed the Agreement, and (3) this Certificate is based on an examination in detail sufficient to assure that it is accurate.

Dated on _____________________, 200___

                                        FAMILY HOME HEALTH SERVICES INC.


                                        By:
                                            ------------------------------------
                                        Its
                                            ------------------------------------


                                     -40-    Amended and Restated Loan Agreement

                                    EXHIBIT B

                    TELEPHONE NOTICE AUTHORIZATION - CODEWORD

To: Comerica Bank
    ________________________________
    ___________, Michigan __________

     We hereby confirm borrowing arrangements made with you as described in this letter. Pursuant to and subject to the terms of the Master Revolving Note dated November 10, 2005 (the "Note") and the Amended and Restated Loan Agreement dated April 5, 2006, executed and delivered by us to you, you have agreed, until notice to the contrary to us, that, upon our advice to you by telephone from time to time that we wish to borrow money under the Note, you will lend and forthwith credit such sums of money as requested to account (______________) with you. You may rely on the giving to you of the codeword listed below as proof that the caller is authorized to make such borrowings on our behalf.

     We acknowledge that our borrowings under the Note may at our election, but subject to the terms of the Amended and Restated Loan Agreement, be repaid upon our advice to you to do so by telephone (together with the codeword listed below). Repayment may be effected (in whole or in part) by debiting the above mentioned account. Of course, we acknowledge that we remain fully responsible for any amounts outstanding under the Note if our accounts with you are insufficient for the repayment of the Note. We recognize that all requests for payments are to be against collected funds.

     We acknowledge that the methods of borrowing and repayment set forth in this letter are for our convenience and, therefore, agree that you shall have no liability whatsoever to us arising out of your administration and servicing of the loans under the Note or our borrowings and repayments thereunder (excepting only those arising solely out of your willful misconduct) and all such risks and liabilities whatsoever are assumed and accepted by us. Without limitation of the foregoing, we acknowledge that we have been advised to protect and safeguard the codeword contained herein, so as to permit its use only for purposes intended by us and to prevent any loss or damage to us from such use. We assume any losses or damages whatsoever which may occur or arise out of our failure to protect and safeguard the codeword or out of its unauthorized use.

                                        FAMILY HOME HEALTH SERVICES INC.


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

CODEWORD: _______________


                                     -41-    Amended and Restated Loan Agreement

                                    EXHIBIT C

                                    TERM NOTE

$3,750,000.00                  Detroit, Michigan                   April 5, 2006

     FOR VALUE RECEIVED, the undersigned, promises to pay to the order of COMERICA BANK (the "Bank") the principal sum of THREE MILLION SEVEN HUNDRED FIFTY THOUSAND AND 00/100 ($3,750,000.00) in consecutive monthly installments of principal equal to the Term Loan Installment Amount, plus all interest on the unpaid principal balance of this Note, beginning May 1, 2006 and on the first day of each month thereafter, with all outstanding principal and accrued but unpaid interest due and payable on the Maturity Date.

     This Note is made pursuant to the terms of the Amended and Restated Loan Agreement dated April 5, 2006, between the undersigned and Bank (the "Agreement"), which Agreement, as it may be amended from time to time, is by this reference incorporated herein and made a part hereof. Capitalized terms used, but not separately defined, herein shall have the meanings given to them under the Agreement.

     The unpaid principal amount of this Note shall bear interest at the Prime-based Rate until maturity (whether by acceleration or otherwise) and, thereafter, shall bear interest at the Default Rate. All payments under this Note shall be made at the places and in the manner provided under the Agreement.

     If an Event of Default occurs, Bank may exercise any one or more of the rights and remedies granted by the Agreement or any document contemplated thereby or given under applicable law, including without limit the right to accelerate this Note.

     The undersigned and all indorsers (i) waive presentment, demand, protest and notice of dishonor, and (ii) agree that no extension or indulgence to the undersigned or release or non-enforcement of any security, whether with or without notice, shall affect the obligations of any indorser. This Note shall be governed by and construed in accordance with the laws of the State of Michigan.

                                        FAMILY HOME HEALTH SERVICES INC.


                                        By:
                                            ------------------------------------
                                            Kevin Ruark
                                        Its: CEO


                                      -42-